SECURED PROMISSORY NOTE

$75,000.00                                                       August 24, 2006

         The undersigned, DOUGLAS P. GILLILAND, an individual whose mailing address is 519 Ivanhow, Webstergrove, MO 63119 ("Maker"), for value received, promises to pay to the order of HOME ENERGY SAVINGS CORP, a Nevada corporation, formerly known as Elite Flight Solutions, Inc., whose principal address is 133 Salem Avenue, Suite 300, Roanoke, Virginia 24011 (such parties or the subsequent lawful holder hereof from time to time being herein called "Holder"), in lawful money of the United States of America, the principal sum of SEVENTY FIVE THOUSAND AND 00/100 DOLLARS ($75,000.00). In addition to the foregoing, the Maker shall pay interest on the outstanding principal balance of this note ("Note"), computed on the basis of a 365 or 366 day year, as the case may be, in like coin or currency from the date hereof, at the rate of eight percent (8%) per annum. All principal and any interest hereunder shall be payable to Holder at Holder's address set forth above, or such other place that Holder may hereinafter designate in written notice to Maker. Upon the occurrence of an Event of Default, interest shall accrue at the Highest Lawful Rate.

         All principal and accrued and unpaid interest under this Note shall be due and payable on August 24, 2007.

         This Note is secured by that certain Security Agreement executed by American Air Network Alaska, Inc. ("AANA") in favor of Holder of even date herewith (the "Security Agreement"), whereby Maker has pledged certain of its receivables to secure the payment of this Note.

         In addition to all principal and any accrued interest on this Note, Maker agrees to pay (i) all costs and expenses incurred by Holder in collecting this Note through reorganization, bankruptcy, receivership or any other proceeding, (ii) the attorney's fees and costs incurred in making demand for performance or cure under this Note or the Security Agreement in the event of a default by Maker under this Note, and (iii) costs of court and reasonable attorney's fees incurred by Holder when and if this Note is placed in the hands of an attorney for collection following an Event of Default.

         Maker shall have the privilege to prepay this Note at any time, and from time to time, in whole or in part, without penalty or fee.

         Each of the following events shall be herein referred to as an "Event of Default": (i) the failure of Maker to make payment of any of the principal or interest hereunder when due, (ii) any event of default under the Security Agreement, (iii) the filing of a petition in bankruptcy by or relating to Maker or AANA, (iv) the commencement of any other form of liquidation proceeding against Maker or AANA, or (v) the assignment of assets for the benefit of creditors of Maker or AANA. It is agreed that upon the occurrence of an Event of Default, Holder at any time thereafter may, at its option, (a) declare the entire unpaid principal of and accrued interest on this Note immediately due and payable without notice, demand or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, and (b) take any and all other actions available to Holder under this Note or any document given to secure this Note, at law, in equity or otherwise. The failure of the Holder to exercise any of the foregoing options shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent default.


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

         It is the intention of the parties hereto to conform strictly to applicable usury laws as in effect from time to time during the term of this Note. Accordingly, it is agreed that, notwithstanding any provision of this Note or any related document or agreement to the contrary, if any transaction or transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable), then, in that event, notwithstanding anything to the contrary in this Note, or any agreement entered into in connection with this Note, it is agreed as follows: (i) the provisions of this paragraph shall govern and control; (ii) the aggregate of all interest under applicable law that is contracted for, charged or received under this Note shall under no circumstances exceed the Highest Lawful Rate as hereinbelow defined, and any excess shall be promptly credited to Maker by Holder (or, if such consideration shall have been paid in full, such excess shall be promptly refunded to Maker by Holder); (iii) neither Maker nor any other person or entity now or hereafter liable in connection with this Note shall be obligated to pay the amount of such interest to the extent that it is in excess of Highest Lawful Rate has hereinbelow defined; and (iv) the effective rate of interest under this Note shall be ipso facto reduced to the Highest Lawful Rate; provided, however, that all sums paid, or agreed to be paid, to Holder for the use, forbearance and detention of the indebtedness of Maker to Holder hereunder shall, to the extent permitted by applicable law, be amortized, pro rated, allocated and spread throughout the full term of the indebtedness described in this Note, until payment in full so that the actual rate of interest does not exceed the Highest Lawful Rate in effect at any particular time during the full term thereof. For purposes hereof, the "Highest Lawful Rate" means and refers to the maximum lawful interest rate, if any, that may be charged to Maker in connection with the outstanding balance of the loan evidenced by this Note under applicable usury laws of the State of Texas and the United States of America.

         Maker and any other co-makers, endorsors, guarantors and sureties severally (i) waive notice of default, notice of protest, notice of dishonor and notice of intent to accelerate), (ii) waive presentment of payment, protest and filing of suit for the purpose of fixing liability, (iii) consent that the time of payment hereof may be extended without notice to them or any of them, (iv) expressly agree that it will not be necessary for any holder hereof, in order to enforce payment of this Note by them, to first institute suit or exhaust its remedies against Maker or any others liable herefor, or to enforce its rights against any security herefor and (v) consent to any extensions or postponements of time of payment of this Note or any other indulgences with respect hereto without notice thereof to any of them.

         IN WITNESS WHEREOF, Maker has executed this Note effective as of the date first above written.

                                                  /s/ Douglas P. Gilliland
                                                 -------------------------------
                                                 DOUGLAS P. GILLILAND


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